Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment (the “Amendment”) to the Employment Agreement (the “Agreement”) by and between Patriot Coal Corporation, a Delaware corporation (the “Company”), and the undersigned executive (the “Executive”), is entered into as of the 9th day of November, 2010. Terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

RECITALS

WHEREAS, the Executive has voluntarily resigned his employment with the Company and desires to become the Chief Executive Officer of White Oak Resources, LLC and its affiliates (“White Oak”), one of the Company’s competitors;

WHEREAS, the Agreement would restrict the Executive from becoming the Chief Executive Officer of White Oak during the one-year period following his termination of employment with the Company;

WHEREAS, the Company is willing to waive enforcement of such restriction in order to permit the Executive to assume the position of Chief Executive Officer of White Oak;

WHEREAS, the Executive is willing to induce the Company to provide such waiver by agreeing to extend the term of his non-solicitation agreement from one year to two years following his termination of employment with the Company;

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in the Agreement, as amended, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. If the Executive does not accept a position as Chief Executive Officer of White Oak, Section 13(b) of the Agreement is hereby deleted in its entirety and replaced with the following:

(b)       In consideration of the Company’s obligations under this Agreement, Executive agrees that: (i) during the period of his employment hereunder and for a period of one (1) year immediately after August 24, 2010, without the prior written consent of the Board, he will not, directly or indirectly, as principal, manager, agent, consultant, officer, stockholder, partner, investor, lender or employee or in any other capacity, carry on, be engaged in or have any financial interest in any activities which are in competition with the business of the Company or its subsidiaries; and (ii) during the period of his employment hereunder and for a period of one (1) year immediately after August 24, 2010, without the prior written consent of the Board, he shall not, on his own behalf or on behalf of any person, firm or company, directly or indirectly solicit or offer employment to any person who is or has been employed by the Company or its subsidiaries at any time during the twelve (12) months immediately preceding such solicitation.

2. If and only jf the Executive accepts a position as Chief Executive Officer of White Oak, Section 13(b) of the Agreement is hereby deleted in its entirety and replaced with the following:

(b)       In consideration of the Company’s obligations under this Agreement, Executive agrees that: (i) during the period of his employment hereunder and for a period of one (1) year immediately after August 24, 2010, without the prior written consent of the Board, he will not, directly or indirectly, as principal, manager, agent, consultant, officer, stockholder, partner, investor, lender or employee or in any other capacity, carry on, be engaged in or have any financial interest in any activities which are in competition with the business of the Company or its subsidiaries; and (ii) during the period of his employment hereunder and for a period of two (2) years immediately after August 24, 2010, without the prior written consent of the Board, he shall not, on his own behalf or on behalf of any person, firm or company, directly or indirectly solicit or offer employment to any person who is or has been employed by the Company or its subsidiaries at any time during the twelve (12) months immediately preceding such solicitation. The Company hereby waives the application of the restriction in Section 13(b)(i) to permit the Executive to become Chief Executive Officer of White Oak Resources, LLC and its affiliates. Such waiver shall become null and void ab initio in the event the Executive violates any of the provisions of this Section 13.

3. This Amendment shall be construed, interpreted and governed in accordance with the laws of the State of New York, without reference to rules relating to conflicts of law.

4. This Amendment, the Agreement and the Ancillary Documents contain the entire understanding between the parties hereto and supersede in all respects any prior or other agreement or understanding, both written and oral, between the (i) the Executive, and (ii) the Company or Magnum Coal Company (“Magnum”), any affiliate of the Company or Magnum, any predecessor of the Company or affiliate of the Company, or any predecessor of Magnum or affiliate of Magnum.

5. This Amendment may be executed in two or more counterparts, each of which will be deemed an original.

[SIGNATURE PAGE FOLLOWS]

PATRIOT COAL CORPORATION

By:	/s/ Richard M. Whiting
Name: Richard M. Whiting
Title: President & Chief Executive Officer

EXECUTIVE

/s/ Paul H. Vining
Name: Paul H. Vining